UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 29, 2018

Date of Report

(Date of earliest event reported)

AIR LEASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35121	27-1840403
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars, Suite 1000N Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 553-0555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02. Unregistered Sales of Equity Securities.

As previously reported, on November 21, 2011 Air Lease Corporation (the “Company”) issued $200 million aggregate principal amount of 3.875% convertible senior notes due 2018 (the “Convertible Notes”), which matured on December 1, 2018. The Convertible Notes were convertible into shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), at the option of the holders thereof at any time prior to the close of business on November 30, 2018. The Company previously reported the conversion features and terms of the Convertible Notes in its Current Report on Form 8-K filed on November 21, 2011. The shares of Class A Common Stock issued in connection with the transactions described in this report were included in the Company’s diluted shares outstanding for purposes of calculating diluted earnings per share for the three and nine months ended September 30, 2018. On November 20, 2018, the Company reported the conversion of an aggregate of 3,290,193 shares of Class A Common Stock to holders of Convertible Notes.

In addition, the Company is now reporting the issuance of an aggregate of 3,547,094 additional shares of Class A Common Stock to holders of Convertible Notes at a per share conversion price of $29.22. The shares of Class A Common Stock issued in connection with the conversions were all issued in reliance upon the exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended. The following number of shares of Class A Common Stock were issued to holders of Convertible Notes at a per share conversion price of $29.22:

On November 20, 2018, the Company issued 12,285 shares of Class A Common Stock in exchange for $359,000 in aggregate principal amount of Convertible Notes. On November 21, 2018, the Company issued 11,463 shares of Class A Common Stock in exchange for $336,000 in aggregate principal amount of Convertible Notes. On November 23, 2018, the Company issued 6,706 shares of Class A Common Stock in exchange for $196,000 in aggregate principal amount of Convertible Notes. On November 26, 2018, the Company issued 215,392 shares of Class A Common Stock in exchange for $6,294,000 in aggregate principal amount of Convertible Notes. On November 27, 2018, the Company issued 1,984 shares of Class A Common Stock in exchange for $58,000 in aggregate principal amount of Convertible Notes. On November 28, 2018, the Company issued 235,074 shares of Class A Common Stock in exchange for $6,870,000 in aggregate principal amount of Convertible Notes. On November 29, 2018, the Company issued 1,043,061 shares of Class A Common Stock in exchange for $30,480,000 in aggregate principal amount of Convertible Notes. On November 30, 2018, the Company issued 2,021,129 shares of Class A Common Stock in exchange for $59,060,000 in aggregate principal amount of Convertible Notes.

On December 1, 2018, the remaining $151,000 aggregate outstanding principal amount of the Convertible Notes matured and was repaid in full on December 3, 2018, which was the first business day after the maturity date. As of December 4, 2018, there were 110,934,002 shares of the Company’s Class A Common Stock issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIR LEASE CORPORATION

Date: December 4, 2018	By:	/s/ Gregory B. Willis
Gregory B. Willis
Executive Vice President and Chief Financial Officer